Exhibit 99.1
TerraForm Global Operating, LLC Launches Amended and Restated
Consent Solicitation Related to Senior Notes
Bethesda, MD, December 2, 2016 (GLOBENEWSWIRE) - TerraForm Global, Inc. (Nasdaq: GLBL) (the “Company”), a global owner and operator of clean energy power plants, today announced that its subsidiary TerraForm Global Operating, LLC (“TerraForm Global”) has launched an amended and restated solicitation of consents (the “Consent Solicitation”) from holders of record as of 5:00 p.m., New York City time, on November 14, 2016 (the “Record Date”) of its 9.75% Senior Notes due 2022 (the “Notes”) to obtain waivers (the “Proposed Waiver”) relating to certain reporting covenants under the indenture dated as of August 5, 2015 (as supplemented, the “Indenture”) among TerraForm Global, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).
The Consent Solicitation amends and restates the terms of the solicitation of consents of holders of the Notes by TerraForm Global, as set forth in the Consent Solicitation Statement and the related Letter of Consent, each dated November 15, 2016 and as extended.

Any holder that previously consented to the consent solicitation as set forth in the Consent Solicitation Statement and the related Letter of Consent, each dated November 15, 2016 (prior to the amendment and restatement on the date hereof), is required to re-submit its consent to the Proposed Waiver by properly completing and executing the Letter of Consent (as amended and restated on the date hereof) in accordance with the instructions set forth in the Consent Solicitation Statement and the related Letter of Consent (in each case as amended and restated on the date hereof) in order to receive any Consent Fee (as defined below).
The Proposed Waiver would waive (i) any and all Defaults or Events of Default (as such terms are defined in the Indenture) existing as of the Waiver Extension Date (as defined below) as a result of the expiration of the September Waiver (as defined in the Consent Solicitation Statement), and the consequences thereof, with respect to any failure to comply with the Indenture, the Notes or the Note Guarantees (as defined in the Indenture) that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the covenants set forth in Section 4.03 of the Indenture (other than those under Section 4.03(a)(3) thereof relating to current reports on Form 8-K) (such covenants, other than those under Section 4.03(a)(3) thereof, being referred to herein as the “Annual and Quarterly Reporting Covenants”) and (ii) compliance with the Annual and Quarterly Reporting Covenants, in each case from 5:00 p.m., New York City time, on December 6, 2016 (such date and time, the “Waiver Extension Date”) until the applicable Waiver Expiration Date (as defined below), if TerraForm Global has not, by the Waiver Extension Date, filed with the Securities and Exchange Commission (the “SEC”) or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith.
The Consent Solicitation will expire at 5:00 p.m., New York City time, on December 6, 2016, unless extended or earlier terminated by TerraForm Global in its sole discretion (the “Consent Date”).
TerraForm Global’s obligation to accept consents and pay the Initial Consent Fee (as defined below) is conditioned on, among other things, there being validly delivered and unrevoked consents from the holders of not less than a majority in aggregate principal amount of the Notes (the “Requisite Consents”). TerraForm Global is offering each holder of the Notes that consents (a “Consenting Holder”) to the Proposed Waiver an initial consent fee (the “Initial Consent Fee”) of $3.50 per $1,000 principal amount of the Notes held by such holder as to which TerraForm Global receives and accepts consents. If the Requisite Consents are received on or prior to the Consent Date, TerraForm Global will be deemed to have accepted the consents if, as and when it pays the Initial Consent Fee (it being understood that such payment shall, for purposes of the effectiveness of the Proposed Waiver, be deemed satisfied if TerraForm Global pays the Initial Consent Fee in full to the Tabulation Agent (as referred to below) and instructs the Tabulation Agent to pay the Initial Consent Fee to each Consenting Holder in accordance with the terms hereof), at which time the Proposed Waiver will become effective and will remain effective until 5:00 p.m., New York City time, on December 26, 2016 (such time and date, the “Initial Waiver Expiration Date”).
If TerraForm Global has not, by the Initial Waiver Expiration Date, filed with the SEC or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith, TerraForm Global may, on or prior to the Initial Waiver Expiration Date, pay, or cause to be paid, to each Consenting Holder of the Notes an extension fee (the “Extension Fee” and, together with the Initial Consent Fee, the “Consent Fees”) of $1.50 per $1,000 principal amount of the Notes held by such Holder as to which TerraForm Global received and accepted consents, in which case the effectiveness of the Proposed Waiver shall be extended, automatically and without any further action on the part of any Holder, until 5:00 p.m., New York City time, on January 6, 2017 (such time and date, the “Final Waiver Expiration Date” and, together with the Initial Waiver Expiration Date, in each case as then in effect, the applicable “Waiver Expiration Date”). If TerraForm Global fails to pay, or cause to be paid, on or prior to the Initial Waiver Expiration Date, the Extension Fee to each Consenting Holder of the Notes, the Proposed Waiver will terminate, and be of no further force and effect, on and after the Initial Waiver Expiration Date.
Upon receipt of the Requisite Consents, TerraForm Global agrees that written notice shall be deemed to have been validly given, for the purposes of Section 6.01(3) of the Indenture, on December 6, 2016 with respect to the quarterly report on Form 10-Q for the period ended June 30, 2016.
In connection with the Proposed Waiver, TerraForm Global will make publicly available on or before December 7, 2016 certain information relating to its project-level cash balance, its project-level indebtedness, its cash balances and its total indebtedness, each as of October 31, 2016, pursuant to discussions between advisors to TerraForm Global, on the one hand, and Willkie Farr & Gallagher LLP and Evercore Group L.L.C., in their capacity as advisors to an ad hoc group of holders of the Notes, on the other hand, and will pay the reasonable fees and expenses of such advisors incurred in connection with the Proposed Waiver. An Event of Default under the Indenture shall occur if TerraForm Global fails to comply with these additional agreements for 5 Business Days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class.
Copies of the Consent Solicitation Statement and the Letter of Consent (in each case as amended and restated on the date hereof) may be obtained by holders of the Notes from the Tabulation Agent for the Consent Solicitation, Global Bondholder Services Corporation, at (866) 924-2200.
Citigroup Global Markets Inc. is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Citigroup Global Markets Inc., at (800) 558-3745 and (212) 723-6106.
None of TerraForm Global, the Tabulation Agent, the Solicitation Agent, the Trustee or any of their respective affiliates makes any recommendation as to whether holders of the Notes should deliver their consent to the Proposed Waiver pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Each holder of the Notes must make its own decision as to whether to give its consent.
THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS IN ANY JURISDICTION.
THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT (IN EACH CASE AS AMENDED AND RESTATED ON THE

DATE HEREOF) THAT THE TABULATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. HOLDERS OF THE NOTES SHOULD CAREFULLY READ SUCH CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION, BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.
About TerraForm Global
TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.
Contacts:
Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449